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                                   EXHIBIT 5.1

                               OPINION OF COUNSEL


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                  TANNENBAUM HELPERN SYRACUSE & HIRSCHTRITT LLP
                                900 THIRD AVENUE
                          NEW YORK, NEW YORK 10022-4775
                                 (212) 508-6700
                            FACSIMILE: (212) 371-1084



                                                                 July 3, 2003


Warrantech Corporation
2220 Highway 121
Suite 100
Bedford, Texas  76021

                     RE: REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         We have examined the Registration Statement to be filed by you with the Securities and Exchange Commission on or about July 3, 2003 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of (x) 40,000 shares of your Common Stock (collectively, the "Ferris Shares") reserved for issuance under the Warrant dated January 1, 2002 issued to Steven Ferris (the "Ferris Warrant") and (y)
40,000 shares of your Common Stock (collectively, the "Abad Shares") reserved for issuance under the Warrant dated April 1, 2002 issued to Benito Abad (the "Abad Warrant"). As counsel for Warrantech Corporation, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Ferris Shares and the Abad Shares under, respectively, the Ferris Warrant and the Abad Warrant.

         It is our opinion that, when issued and sold in the manner referred to in the Ferris Warrant, the Ferris Shares will be legally and validly issued, fully paid and non assessable. It is also our opinion that, when issued and sold in the manner referred to in the Abad Warrant, the Abad Shares will be legally and validly issued, fully paid and non assessable.

         We consent to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and any amendments to it.

                                 Very truly yours,


                                 TANNENBAUM HELPERN SYRACUSE & HIRSCHTRITT LLP



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